Exhibit 99.1


news

For Release    Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228


                  Conseco Posts Investment Portfolio Supplement

Carmel, Ind., May 21, 2009 - Conseco, Inc. (NYSE:CNO) announced that it has posted an Investment Portfolio Supplement as of March 31, 2009.

This supplement is being posted in response to continued investor interest in the Company's investment portfolio and to assist investors in their analysis of the portfolio.

A copy of this supplement can be accessed through the Investors section of our web site as follows:
(http://investor.conseco.com/phoenix.zhtml?c=98529&p=irol-presentations).

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's website at www.conseco.com.

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